UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CRISPR THERAPEUTICS AG

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Email to Employees of CRISPR Therapeutics:

Subject: Please VOTE Your CRSP Shares

All,

I hope this email finds you well. I am writing to encourage you to exercise your rights as a shareholder of CRISPR Therapeutics AG and vote your CRISPR Therapeutics AG shares before our annual meeting of shareholders on June 8, 2023. All employees who owned shares of CRISPR Therapeutics AG as of April 17, 2023 are entitled to vote. As a reminder, only common shares of CRISPR Therapeutics AG may vote at the meeting; this means that other securities like options and unvested restricted stock units (RSUs) cannot vote.

We have a number of important proposals on the ballot this year. Information about each of these proposals can be found in the CRISPR Therapeutics AG 2023 Proxy Statement, a copy of which you can access at https://www.proxydocs.com/CRSP.

Your vote is very important to the company, and we encourage you to vote as soon as possible. To be counted, your vote must be received by the deadline set forth by your particular bank or broker. If your shares are held by Morgan Stanley at Work via the Shareworks platform (formerly known as Solium Shareworks), your vote must be received by June 6, 2023 at 11:59 p.m. EDT.

Below is information that may help you to vote your shares of CRISPR Therapeutics AG (CRSP).

How do you vote?

Emails with links to vote and hard copy CRSP proxy ballots and other information about the upcoming annual meeting of shareholders have started to arrive in mailboxes and email inboxes, depending on your account preferences. If you have elected to receive by mail, a full set of materials typically arrives in dark blue plastic wrap. Alternatively, you may receive a blue and white one page letter with information on how to vote.

If you received proxy materials in the mail or electronically from your bank or broker, the materials you received should include a control number that is specific to your account. You can vote online using your control number at https://www.proxyvote.com, or through the other means of voting described in the proxy materials that you received.

Most employees hold shares through Morgan Stanley at Work via the Shareworks platform. If you hold your shares through Morgan Stanley, you should have received instructions via email (typically via your personal email account on file with Shareworks). Please note that the email will have come from MORGAN STANLEY via the email address id@proxyvote.com with the subject line: “Vote now! CRISPR THERAPEUTICS AG Annual Meeting”. Be on the lookout for a reminder email from the same email address id@proxyvote.com that will arrive in your inboxes today around 3 p.m.with the same subject line: “Vote now! CRISPR THERAPEUTICS AG Annual Meeting”.

If you did not receive proxy materials OR do not have your control number, you can still vote as follows:

1. If your shares are held through the Morgan Stanley at Work Shareworks platform and you have not received your proxy materials or need other information regarding your CRSP voting control number, please reach out to secretary@crisprtx.com.

2. If you are the beneficial owner of shares, meaning, you hold your shares through another intermediary such as a broker (i.e., Schwab or E-Trade) or bank, you will receive instructions from your broker or bank as to how to vote your shares or submit a proxy to have your shares voted. Please use the voting forms and instructions provided by your bank or broker. In most cases, you will be able to do this by mail or via the Internet.

3. For additional assistance with voting, please contact our independent proxy solicitor, Georgeson LLC at 866-431-2108.

If you have any questions about the annual meeting of shareholders on June 8, 2023 or your ownership of CRSP common shares, please direct such questions by e-mail to: secretary@crisprtx.com.

Thank you for your continued hard work and attention to this important matter. Every vote counts.